As filed with the Securities and Exchange Commission on September 29, 2006
Registration No. 333-136390

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIO-MATRIX SCIENTIFIC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0824714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8885 Rehco Road, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN

(Full title of the plan)

David R. Koos
Chief Executive Officer
8885 Rehco Road, San Diego, California, 92121
(619) 398-3517 ext. 308

(Name and address and telephone of agent for service)

Copies to:

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	(1)	(1)	(1)	(1)
(1)
No additional securities are being registered hereby 1,500,000 of the shares authorized under the Plan were registered on August 8, 2006 pursuant to the original Registration Statement No. 333-136390. A fee of$354.70 was paid in connection with the original Registration Statement.

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EXPLANATORY NOTE

This Post Effective Amendment to our registration statement on Form S-8, File No: 333-136390, includes a re-offer prospectus prepared in accordance with General Instruction C of Form S-8 and Part I of Form S-3. The re-offer prospectus relates to reefers and resales on a continuous or delayed basis in the future of up to an aggregate of 300,000 common shares that constitute “control securities” that were issued to officers of Bio-Matrix Scientific Group, Inc. under the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) were sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Bio-Matrix Scientific Group, Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a) (2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

2

PROSPECTUS

300,000 Shares

Bio-Matrix Scientific Group, Inc.

Common Stock
_____________

The selling stockholders identified in this prospectus will from time to time sell the shares of our common stock offered by this prospectus. Please read “Selling Stockholders.” The shares to be sold by the selling stockholders were or will be acquired pursuant to the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.

The sales may occur in transactions on the over-the-counter bulletin board at prevailing market prices, in negotiated transactions or through a combination of these methods. The selling stockholders may offer the shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will not receive proceeds from any of these sales. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The shares of common stock included in this prospectus are held by David R. Koos (our Chief Executive Officer,, President and Director) and Brian Pockett (our Chief Operating Officer Vice President and Director) and in their possession such shares of common stock constitute “control securities” as defined in General Instruction C of Form S-8. This prospectus has been prepared for the purpose of registering the control securities under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. The selling stockholders and any broker-dealer or agents involved in the sale or resale of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In addition, any commissions, discounts or concessions paid to any such broker-dealer or agent in connection with the sale or resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. Please read “Plan of Distribution.”

Our common stock is quoted on the OTC Bulletin Board under the symbol BMSM. On September 21, 2006, the closing price of our common stock on the OTC Bulletin Board was $1.90 per share.

Our principal executive offices are located at 8885 Rehco Road, San Diego, California, 92121, and our telephone number is 619) 398-3517

Unless the context requires otherwise, references in this prospectus to “Bio-Matrix Scientific Group, Inc.,” the “Company” “we,” “us” or “our” refer to Bio-Matrix Scientific Group, Inc. and its wholly owned subsidiary on a consolidated basis.

Investing in our common stock involves risk. Please read “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2006.

TABLE OF CONTENTS

RISK FACTORS	2
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS	8
SUMMARY	8
USE OF PROCEEDS	9
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	12
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	13
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	13

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales of our common stock are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or any sale of shares of our common stock. The information contained in the documents incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. Neither the delivery of this prospectus nor any sale or offer to sell the shares made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

RISK FACTORS

Investing in our common stock involves risk. Before making an investment in our common stock, you should carefully consider the following risks, as well as the other information contained in this prospectus and the documents incorporated and deemed to be incorporated in this prospectus. Any of the risk factors described below could significantly and adversely affect our business, prospects, financial condition and results of operations. As a result, the trading price of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also harm our business. All references to “Subsidiary” shall mean Bio-Matrix Scientific Group, Inc., a Nevada corporation, which is a wholly owned subsidiary of the Company.

1)  The market price of our common stock may fluctuate significantly.

The market price of our common shares may fluctuate significantly in response to factors, some of which are beyond our control, such as:

·	the announcement of new technologies by us or our competitors;

·	developments concerning new stem cell therapeutics;

·	quarterly variations in our and our competitors’ results of operations;

·	changes in earnings estimates or recommendations by securities analysts;

·	developments in our industry; and

·	general market conditions and other factors, including factors unrelated to our own operating performance.

·	Changing regulatory exposure, laws, rules and regulations which may change.

·	tax incentives and other changes in the tax code.

Further, the stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common shares, which could cause a decline in the value of our common shares. You should also be aware that price volatility might be worse if the trading volume of our common shares is low.

2)  Because our Subsidiary became public by means of a reverse Acquisition, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse acquisition.” Security analysts of major brokerage firms may not cover us since there is no incentive to brokerage firms to recommend the purchase of our common stock. Unlike companies that become a “public company” by way of filing a registration statement to register shares of their common stock in a traditional public offering, we have little if any public disclosure regarding our company and our business. As a result, the market may have only a limited interest in our company and in our future prospects. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future or that our common stock will generate any broad market interest in our company. For these and other reasons, there may only be a limited and sporadic market for our common stock and if any market does develop, there is no guarantee that any such market will be sustained.

3)  Trading of our common stock is limited.

Trading of our common stock is currently conducted on the OTC Bulletin Board. Trading in our stock has historically been limited and sporadic with no continuous trading market over any long or extended period of time. This has adversely effected the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock. Further, since our common stock is traded only on the OTC Bulletin Board there will likely be only limited liquidity and investors will not likely have the ability to purchase or sell our common stock in any significant quantities. This too will sharply limit interest by individual and institutional investors.

4)  Because it is a “penny stock,” it will be more difficult for you to sell shares of our common stock.

In addition, our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market.

In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under such Act which define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules. In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure also must be made about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and if the broker/dealer is the sole market-maker, the broker/dealer must disclose this fact and its control over the market.

Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ stocks are covered by the proposed definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker/dealer. In addition, transactions in a NASDAQ security directly with the NASDAQ market-maker for such securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives.

Finally, all NASDAQ securities are exempt if NASDAQ raised its requirements for continued listing so that any issuer with less then $2,000,000 in net tangible assets or stockholder's equity would be subject to delisting. These criteria are more stringent than the proposed increased in NASDAQ's maintenance requirements.

Since a broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

5)  There may be a significant number of shares of our common stock eligible for sale, which could depress the market price of our stock.
Some or all of our shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1 percent of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Risks Related to Our Business

6)  We currently have no revenues and will need to raise additional capital to operate our business.

To date, we have not derived any revenues from cryogenic storage of stem cells or from the development of medical devices used in live tissue transfer and stem cell research. We have limited assets and we have generated capital to implement our business strategy from financing rounds that we have conducted prior to the close of the Acquisition Agreement. We will likely need additional financing which may not be available on favorable terms, if at all. However, changes may occur that would consume our existing capital prior to that time, including the progress of our research and development efforts, changes in governmental regulation and acquisitions of additional product candidates. If we are unable to raise additional funds in the future on acceptable terms, or at all, we may be unable to complete planned developments or obtain sufficient funds to complete existing properties we have already begun to explore and drill. In addition, we could be forced to discontinue development of our existing properties, reduce or forego other properties and forego attractive business opportunities. Any additional sources of financing will likely involve the sale of our equity securities, which will have a dilutive effect on our stockholders.

7)  Bio-Matrix Scientific Group, Inc. is not currently profitable and may never become profitable.

We have a history of losses in Bio-Matrix Scientific Group, Inc. We may experience substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability as a public company. Even if we succeed in developing and commercializing one or more of our properties, we could incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

·	continue to undertake development of our current and new prospects;

·	seek regulatory approvals for our prospects where required;

·	implement additional internal systems and infrastructure; and

·	hire additional personnel

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our stock.

8)  We have a limited operating history upon which to base an investment decision.

Our Subsidiary and sole operating entity is an early-stage company that was founded on August 1, 2005. To date, we have not demonstrated an ability to perform the functions necessary for the successful commercialization of (A) cryogenic storage of stem cells; and (B) the development of medical devices used in live tissue transfer and stem cell research. The successful commercialization of our planned business will require us to perform a variety of functions, including:

·	continuing to undertake development and testing;

·	participating in regulatory approval processes where required;

·	formulating new technologies for innovative approaches to meet technological challenges; and

·	implementing strategies that allow us to exploit commercial opportunities without undue risks and uncertainties as markets and product prices change.

Our operations have been limited to organizing and staffing our company, acquiring, developing and securing our technology and undertaking, through third parties, testing of our principal product candidates. These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.

 9)  The stem cell cryogenic storage industry and the live tissue transfer medical device industry are very expensive, time-consuming and difficult to implement successfully.

In order to achieve success, we must offer products and services in a highly competitive market that we can acquire with limited resources. This is an expensive and time consuming process. Failure can occur at any stage of process, and we could encounter problems that cause us to abandon or repeat the analysis if we are either unable to complete the acquisition or the information proves the prospect to be unworthy. The commencement and completion of such analysis and testing may be delayed by several factors, including:

·	unforeseen safety and efficacy issues;

·	determination of equipment and personnel issues;

·	lack of efficacy of a technology after thorough analysis;

·	slower than expected technology implementation;

·	competitive conditions that change the perceived conditions for proposed product and service sales and the margins that may be available from said sales; and

·	inability to compete the process by virtue of litigation or other possible legal interference with the company, the technology or the revenue.

10) Our development programs depend upon third-party specialists who are outside our control.

We depend upon independent specialists, to conduct research and analysis of the technology, efficacy, and overall review of our planned products and services. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These collaborators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our prospects, or if their performance is substandard, flawed or the results simply do not meet expectations, our limited financial resources will be severely strained. These collaborators may also have relationships with other commercial entities, some of whom may compete with us who have significantly greater resources and likely have longer relationships with our specialists. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

11)  We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

12)  We may incur substantial liabilities and may be required to limit commercialization of our products in response to liability lawsuits.

Stem cell and medical device products and their development are inherently risk generating. The potential liabilities we could incur relate to technology and the unknown effect of stem cell therapies and could be potentially fatal to us if we did not have sufficient insurance to cover the exposure in any case or series of cases. If we cannot successfully defend ourselves against liability claims, we may incur substantial liabilities or be required to limit our future activities.

13)  We rely on key executive officers and technological advisors, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our principal technologies, regulatory environment and key officers. We do not have “key person” life insurance policies for Dr. David R. Koos or Brian Pockett or any of our other key employees. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results. There can be no guarantee that we will ever obtain any “key person” life insurance for any of our officers in the future.

14)  If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in testing, research and testing, government regulation, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biotechnology companies, universities and other institutions. Competition for such individuals is intense and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

15)  Lack of Independent Evaluation of Business Plan

Neither the Company no the Subsidiary has obtained any independent or third party professional evaluation of its business plan and we do not anticipate obtaining any independent evaluation of our business plan in the near future. As a result, all of our plans and strategies will be entirely dependent upon the evaluation of our existing management.

16)  Limited Financial Resources

We are a small early-stage company and we have limited financial resources. While we believe that we have some significant growth opportunities, our ability to grow will likely be constrained by our limited financial resources.

17)  Operating Losses & Lack of Operating History

Bio-Matrix Scientific Group, Inc., a Nevada corporation, our Subsidiary, has had a limited operating history. Since our inception, we have incurred significant and continuing operating losses. While we believe that our business plan, if successfully implemented, may hold the promise of achieving profitability, our lack of a substantial operating history provides only a limited basis to forecast anticipated revenues and expenses. As a result, we will likely incur additional losses in the future. There is no assurance that our operations will be successful or that we will become profitable in the future.

18)  Uncertainties & Limited Revenues.

Bio-Matrix Scientific Group, Inc., a Nevada corporation, our Subsidiary, has expended substantial resources to develop and implement its business strategy. There can be no assurance, however, that we will not need to continue to make further investments or that we will become successful in generating and sustaining revenues with any profitability or positive cash flow in the near future.

19) Current Financial Structure, Minimal Equity, Limited Working Capital & Need for Additional Financing.

We have only limited Shareholder Equity and only limited working capital. While our management believes that our new financial policies have been prudent, our substantial reliance on these policies may impose significant financial risks on us to meet operating, development, and marketing goals. There can be no assurance that we will be successful in continuing to meet its cash requirements from existing operations, or in raising a sufficient amount of additional capital or if we are successful, that we will be able to achieve our objectives on reasonable terms in light of our current circumstances.

20)  Subordinate to Existing and Future Debt and Preferred Stock.

All of our Common Stock is subordinate to the claims of our existing and future creditors and any preferred stock that we may issue in the future. Since we have only limited equity and limited liquidity, the Company may face significant cash shortages from time to time and this creates financial risks that may directly and adversely impact the value of our Common Stock.

21)  Concentration & Lack of Diversification.

Our business is primarily focused on the business and strategy of Bio-Matrix Scientific Group, Inc., a Nevada corporation, our Subsidiary. While we believe that our strategy is comprehensive and that the our plans hold a strong potential for success, in the event that we are not able to attract additional capital at a reasonable cost basis and otherwise successfully implement our plans, any investor who acquires our Common Stock will lose all or substantially all of their investment.

22)  Control.

Approximately 74% of our outstanding common stock is held by BMXP Holdings, Inc.., a Delaware corporation (the “Seller”) that sold to us Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Subsidiary”). On this basis, the Seller, can effectively control the Company and there is little opportunity for any other existing stockholder to have any meaningful influence on the Company.

23) Conflicts of Interest.

Prior to our purchase of our Subsidiary, the Subsidiary was owned and controlled by Bio-Matrix Scientific Group, Inc., a Delaware corporation, currently named BMXP Holdings Inc. (“BMXP”) and during this period, BMXP provided services, capital, and management to our Subsidiary in various agreements and transactions. Further, BMXP owns approximately 74% of our outstanding common stock and we anticipate that we will likely have further agreements and transactions with BMXP in the future. In the case of the agreements and transactions entered into before we acquired the Subsidiary and those agreements and transactions entered into after the acquisition, a conflict of interest can be said to exist. This is particularly apparent as we resolve financial debts owing to BMXP and the efforts that will be required to resolve them. A conflict of interests exists whenever a party has an interest on both sides of a transaction. While we believe that we have and will take prudent and appropriate steps to ensure that all agreements and transactions between us and BMXP are fair, reasonable, and no different than the terms that would be obtained in an arms-length transaction with a third party, there can be no assurance that we will always be successful in achieving this objective.

24)  Competition

We face intense competition from various domestic and international stem cell and medical device manufacturers that are well-established in the marketplace. Each of these competitors will likely continue to maintain a strong position in the overall market. In addition, most of our competitors have substantially greater financial and managerial resources than we currently have or may have in the foreseeable future.

25)  General Risks of Investing in Early-Stage Business.

We are an early-stage company and while management believes that we can successfully implement the business plan developed by Bio-Matrix Scientific Group, Inc., a Nevada corporation (which has become our wholly-owned subsidiary), our plan of operation is subject to ever-changing technological, competitive, and regulatory variables, uncertainties, technology trends, and other factors beyond the its control. For these and other reasons, the purchase of our Common Shares should only be made by persons who can afford to lose their entire investment.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

 THE STATEMENTS CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE THAT ARE NOT HISTORICAL FACTS ARE “FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), THAT CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS “BELIEVES, “EXPECTS, “MAY,” “WILL,” “SHOULD,” OR “ANTICIPATES,” OR THE NEGATIVE OF THESE WORDS OR OTHER VARIATIONS OF THESE WORDS OR COMPARABLE WORDS, OR BY DISCUSSIONS OF STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES. MANAGEMENT WISHES TO CAUTION THE READER THAT THESE FORWARD-LOOKING STATEMENTS INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE PLANNED EFFORTS TO IMPLEMENT THE COMPANY’S BUSINESS PLAN, THE STATUS OF STEM CELL TECHNOLOGY, OUR PLANNED MEDICAL DEVICE PRODUCTS, AND ANY OTHER EFFORTS THAT THE COMPANY INTENDS TO TAKE IN AN ATTEMPT TO GROW THE COMPANY, ENHANCE SALES, ATTRACT & RETAIN QUALIFIED PERSONNEL, AND OTHERWISE EXPAND THE COMPANY’S BUSINESS ARE NOT HISTORICAL FACTS AND ARE ONLY PREDICTIONS. NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT OR THAT THE ANTICIPATED FUTURE RESULTS WILL BE ACHIEVED. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY EITHER BECAUSE ONE OR MORE PREDICTIONS PROVE TO BE ERRONEOUS OR BECAUSE OF THE CONTINUING RISKS AND UNCERTAINTIES FACING THE COMPANY. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: BUSINESS (OR SYSTEMATIC) RISK ASSOCIATED WITH AN EARLY STAGE COMPANY, UNSYSTEMATIC RISK, AND POLITICAL RISK. FURTHER, BECAUSE OF THE SMALL SIZE OF THE COMPANY, THE COMPANY’S LIMITED FINANCIAL AND MANAGERIAL RESOURCES AND THE CONTINUING COMPETITIVE PRESSURES AND UNCERTAINT REGULATORY ENVIRONMENT, ANY ONE OR MORE OF THESE AND OTHER RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED, EXPRESSED, OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS.

SUMMARY
The Company

History

The Company was incorporated as on October 6, 1998 as Tasco International , Inc.. From ( the date of incorporation) of to October 19, 1999, the Company was in the business of marketing and selling hand-made jewelry and art objects on the Internet. The Company conducted no operations past the development stage and did not generate any revenues in this business.

From October 19, 1999 to July 3, 2006 the Company was in the business of provides production of visual content and other digital media, including still media, 360-degree images, video, animation and audio for the Internet.

On July 3, 2006 the Company acquired 25,000 common shares of Bio-Matrix Scientific Group, Inc. (“BMXG”), a Nevada corporation in exchange for the payment of the purchase price of 10,000,000 shares of the common stock of the Company and the return by John Lauring, a former officer and director of the Company , of 10,000,000 common shares of the Company owned and held by him for cancellation.

From July 3, 2006 to the date of this prospectus the Company has been, thorough BMXG, engaged primarily in the cryogenic storage of stem cells and the development of medical devices used in live tissue transfer and stem cell research. On August 25, 2006 the Company amended its certificate of incorporation in order that it may change its name to Bio-Matrix Scientific Group, Inc.. from Tasco Holdings International, Inc.

Business

Through BMXG, the Company is currently constructing what it believes is a state-of-the art, FDA good manufacturing practices (cGMP) and good tissue practices (cGTP) compliant facility for the processing and cryo-storage (in liquid nitrogen) of adult stem cells. the Company anticipates that it will offer a similar service to expectant parents by offering to store their newborn’s cord blood stem cells as well. In undertaking these plans, the Company intends to offer such storage services at its planned facility. The planned facility is located at 8885 Rehco Road, San Diego, California 92121 and has approximately 15,000 square feet. The planned facility was acquired by BMXG under a five year lease on December 1, 2005 at a current cost of $18,931 per month (plus certain common area costs). Under the terms of the lease, the lease term may be extended for an additional five year lease term at the then prevailing market prices.

Through BMXG, the Company has developed a line of medical devices consisting of approximately 192 disposable instruments for use in the plastic surgery field and stem cell research. The instruments are designed to be used to harvest adult stem cells from adipose (fat) tissue. the Company seeks to market and sell these instruments to plastic surgeons and to offer the patients of these plastic surgeons an opportunity to store stem cells derived from adipose tissue for future medical treatments.

BMXG has filed six provisional patent applications, one utility patent application and one international patent application :

A.  Cannula - This provisional patent application was filed based on BMXG’s intellectual property and designs relating to tubular instruments used in stem cell harvesting and tissue transfers.

B.  Tissue Transfer Cannula and Connectors - This provisional patent application was filed based on BMXG’s intellectual property relating to tubular instrument connectors used in conjunction with cannulae designed specifically for stem cell harvesting and tissue transfer procedures. These tissue transfer connectors will allow the transfer of tissue from a 20cc to a 3cc or 6cc or 12cc syringe for harvesting or tissue transfer procedures.

C.  Syringe Clip - This provisional patent application was filed based on BMXG’s intellectual property relating to a locking device used with syringes which are connected to smaller size cannulae in stem cell harvesting and tissue transfer procedures. This syringe clip is designed to hold and lock the plunger on the Monoject 3cc, 6cc, 12cc, and 20cc syringes. By locking the plunger in place it protects the harvested cells until processing.

D.  Syringe Clip - This provisional patent application was filed based on BMXG’s intellectual property relating to a locking device used with syringes which are connected to larger sized cannulae in stem cell harvesting and tissue transfer procedures. This syringe clip is designed to hold and lock the plunger on the Monojet 60cc syringe by locking the plunger it protects the harvested cell until processing.

E.  Tissue Transfer Cannula and Connectors - This provisional patent application was filed based on BMXG’s intellectual property relating to the tubular instrumentation system used in stem cell harvesting and tissue transfer procedures. This transfer system is used to transfer human tissue from a 60cc syringe to a 35cc or 20cc syringe for tissue transfer.

F.  Cannula Handle and Storage System - This provisional patent application was filed back on BMXG’s intellectual property relating to a locking device used with syringes which are connected to cannulae in stem cell harvesting and tissue transfer procedures. This cannula handle will reduce hand and arm fatigue. The handle will allow a proper flow of tissue through the cannula using an aspirator or a pull syringe.

G.  Tissue Transfer Cannula and Connectors - This utility patent application was filed based on BMXG’s previously filed provisional patent application relating to the aforementioned intellectual property pertaining to tubular instruments locking device used with syringes which are connected to cannulae in stem cell harvesting and tissue transfer procedures.

H.  Tissue Transfer Cannula and Connectors - This international utility patent application was filed in conjunction with the utility patent application mentioned in Item G.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders identified in this prospectus under the caption “Selling Stockholders.” We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to offers and sales by the selling stockholders of shares of common stock acquired under the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN. As noted in the table below, our selling stockholders are our executive officers and directors.

As the selling stockholders may sell all or some part of the common stock that they hold under this prospectus and this offering is not being underwritten on a firm commitment basis, we are unable to estimate the amount of common stock that will be held by the selling stockholders upon termination of this offering. Our common stock offered by this prospectus may be offered from time to time, in whole or in part, by the persons named below or by their transferees, as to whom applicable information will, to the extent required, be set forth in a prospectus supplement. There can be no assurance that the selling stockholders will offer or sell any of their shares registered in this offering.

The following table sets forth information as of September 21, 2006 regarding the beneficial ownership of our common stock by the selling stockholders prior to this offering, the shares of our common stock to be offered by the selling stockholders in this offering and the beneficial ownership of our common stock by the selling stockholders after this offering. As of September 12, 2006 there were 13,685,000 shares of our common stock outstanding.

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table has sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted, the address of the selling stockholders is :
c/o Bio-Matrix Scientific Group, Inc.
8885 Rehco Road, San Diego, California, 92121

	Shares Beneficially Owned Prior to the Offering (1)			Shares Beneficially Owned After the Offering (1)
Name of Selling Stockholders	Number of Shares Beneficially Owned	Percent of Class	Shares of Common Stock to be Offered	Number of Shares of Common Stock	Percent of Class

David R. Koos Chief Executive Officer, President, Acting Chief Financial Officer and Director Financial Officer and Director	10,150,000	74%	150,000	10,000,000	74%

Brian Pockett Chief Operating Officer, Vice President and Director	10,150,000	74%	150,000	10,000,000	74%

(1) Includes 10,000,000 Common Shares owned by BMXP Holdings, Inc. David R. Koos is the Chairman and Chief Executive Officer of BMXP Holdings Inc. as well as beneficial owner of 24% of the share capital of BMXP Holdings, Inc. Brian Pockett is Chief Operating Officer, Managing Director and a Director of BMXP Holdings Inc. as well as beneficial owner of 14% of the share capital of BMXP Holdings, Inc.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus for the Selling Stockholders listed in the table set forth under the caption “Selling Stockholders.” As used in this prospectus, the term “Selling Stockholders” includes the Selling Stockholders named in the table above and any of their permitted donees, pledges, transferees, successors-in-interest or others who may later hold such selling stockholder's interests in the shares of our common stock covered by this prospectus and are entitled to resell the shares using this prospectus. Registration of the Selling Stockholders' shares of our common stock does not necessarily mean that the Selling Stockholders will offer or sell any of their shares. We will not receive any proceeds from the offering or sale of the Selling Stockholders' shares.

The shares of common stock registered pursuant to this registration statement and offered from time to time by the Selling Stockholders have been issued to the Selling Stockholders under the TASCO HOLDINGS INTERNATIONAL, INC. 2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN.
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The Selling Stockholders may sell the common stock being offered by this prospectus in one or more of the following ways at various times, which may include block transactions or crosses:

•	to underwriters for resale to the public or to institutional investors;

•	In privately negotiated transactions

•	through brokers, dealers or agents to the public or to institutional investors.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We have advised the Selling Stockholders that the anti-manipulative rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales in the market and have informed them of the possible need for delivery of copies of this prospectus. The Selling Stockholders may sell the common stock on the OTC Bulletin Board or any other exchange or automated quotation system on which our common stock may be listed in the future, in negotiated transactions or through a combination of these methods. Those sales may be made at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. A distribution of the common stock by the Selling Stockholders may also be effected through the issuance by the Selling Stockholders or others of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of put or call options, or a combination of any of those derivative securities.

In addition, the Selling Stockholders may sell some or all of the shares of common stock covered by this prospectus through:

•	block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

When selling the common stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. For example, the Selling Stockholders may:

•
enter into options or other types of transactions that require the Selling Stockholders to deliver common stock to a broker-dealer or other financial institution, who will then resell or transfer the common stock under this prospectus (as supplemented or amended to reflect the transaction); or

•	loan or pledge the common stock to a broker-dealer or other financial institution, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Broker-dealers engaged in connection with the sale of shares of common stock covered by this prospectus may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or purchasers of the shares for whom those broker-dealers may act as agents or to whom they sell as principal, or both. The compensation of a particular broker-dealer may be less than or in excess of customary commissions. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales. The Selling Stockholders and any broker-dealers or agents involved in the sale or resale of the common stock may be deemed to be “underwriters” within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the commissions, discounts or concessions paid to any such broker-dealers or agents in connection with the sale or resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

In addition to selling shares of common stock under this prospectus, the Selling Stockholders may:

•	transfer shares of common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell shares of common stock pursuant to Rule 144 under the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell shares of common stock by any other legally available means.

We are not aware of any agreements, arrangements or understandings between the Selling Stockholders and any brokers, dealers, agents or underwriters regarding the sale of shares of common stock by the Selling Stockholders.

Upon our being notified by the Selling Stockholders that any material arrangement has been entered into with an underwriter, broker-dealer or agent for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, we will file a supplement to this prospectus, if one is required, under Rule 424(b) under the Securities Act. That supplement, if required, will disclose to the extent applicable:

•	the name of the Selling Stockholders and of any participating underwriter, broker-dealer or agent;

•	the number of shares involved;

•	the price at which those shares were sold;

•	the commissions paid or discounts or concessions allowed; and

•	other facts material to the transaction.

LEGAL MATTERS

Joseph A Pittera has passed upon the validity of the common stock offered by this prospectus.

EXPERTS

Our financial consolidated statements as of September 30, 2005 and 2004 incorporated by reference from our Form 10-KSB filed with the SEC for the year ended September 30, 2005 have been audited by Armando C Ibarra ., Independent Registered Public Accounting Firm, as set forth in their report accompanying the consolidated financial statements and are included herein in reliance upon the report.

The financial statements of our wholly owned subsidiary, Bio-Matrix Scientific Group, Inc. (a Nevada corporation) for the twelve months ended December 31, 2005 incorporated by reference from our 8-K dated July 7, 2006 filed with the SEC have been audited by Armando C Ibarra ., Independent Registered Public Accounting Firm, as set forth in their report accompanying the consolidated financial statements and are included herein in reliance upon the report.

INFORMATION INCORPORATED BY REFERENCE

The following documents and information previously filed by us with the Commission are incorporated by reference in this prospectus:

(a)	The Registrant’s Annual Report on Form 10-KSB for the year ended, September 30, 2005,
(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
(c)	The description of the Registrant's common stock contained in the Registrant’s Form 10SB/A dated September 19,2001
(d)
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering relating to this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date such documents are filed.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated in this prospectus by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You may request a copy of documents incorporated by reference in this prospectus by contacting us in writing or by telephone at our principal executive offices:

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock offered by this prospectus. The prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of these documents filed as exhibits to the registration statement or otherwise filed by us with the Commission for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by that reference.

We are also subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the Commission. The registration statement on Form S-8, of which this prospectus is a part, including the attached exhibits and schedules thereto, and any other information that we may file with the Commission may be inspected and copied at the public reference room maintained by the Commission located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 to obtain further information on the operation of the public reference room. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, copies of the registration statement, including the exhibits and schedules, and the periodic reports, proxy and information statements and other information that we file with the Commission may be obtained from the Commission's Internet site at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to any of our directors, officers and controlling, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PROSPECTUS

300,000 Shares

Bio-Matrix Scientific Group, Inc.

Common Stock

September 29, 2006

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
 Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated by reference in this Registration Statement:

a)	The Registrant’s Annual Report on Form 10-KSB for the year ended, September 30,2005.
b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
c)	The description of the Registrant's common stock contained in the Registrant’s Form 10SB/A dated September 19,2001.
d)	In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

The class of securities to be offered is Common Stock.

Item 4. Description of Securities.

Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits

5.1+	Opinion of Joseph Pittera incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-136390)
23.1+	Consent of Armando C Ibarra, CPA incorporated by reference to Exhibit 23.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-136390)
23.2+	Consent of Joseph Pittera is incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-136390)
23.3+	Consent of Armando C Ibarra, CPA incorporated by reference to Exhibit 23.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-136390)
23.4	Consent of Armando C Ibarra, CPA
99.1+	2006 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-136390)

+ Incorporated by Reference

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

The undersigned Registrant hereby undertakes:

(a)

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to such Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on September 29, 2006.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By:	/s/ David R Koos
David R Koos Chief Executive Officer, Acting Chief Financial Officer and Director (Principal Executive Officer and Acting Principal Accounting and Financial Officer) Date: September 29, 2006

By:	/s/ David R. Koos
David R. Koos Chairman & Director Date: September 29, 2006

By:	/s/ Brian Pockett
Brian Pockett Director Date: September 29, 2006

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